UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 19, 2005



                           BIOPHAN TECHNOLOGIES, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                    0-26057               82-0507874
----------------------------       -----------             -----------
(State or other jurisdiction       (Commission          (I.R.S. Employer
     of incorporation)             File Number)         Identification No.)


      150 Lucius Gordon Drive,  Suite 215
            West Henrietta, New York                     14586
      ---------------------------------------          ---------
      (Address of principal executive offices)         (Zip code)



                                 (585) 214-2441
                           ---------------------------
                         (Registrant's telephone number)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 19, 2005, Robert J. Wood, age 66 the Company's Chief Financial Officer, Vice-President, Treasurer and Secretary, announced his resignation from those positions effective January 20, 2006. Mr. Wood has been full-time Chief Financial Officer, Vice-President and Treasurer since August 2001 and Secretary since March 2004.

On the effective date of Mr. Wood's resignation, he will be succeeded in those positions by Darryl L. Canfield, age 59. For the past five years, Mr. Canfield has been employed as Vice-President, Corporate Controller and Chief Accounting Officer at Genencor International, Inc. in Rochester, New York. Mr. Canfield is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and Financial Executives International.

      Mr. Canfield's employment agreement has an initial term of two years with subsequent one-year renewal periods. His starting annual salary will be $180,000 and he has been granted 600,000 stock options with an exercise price of $1.87 per share. These options vest in increments of 100,000 through June 1, 2008. The agreement also provides, among other things, for severance pay equal to six months' base salary, payable in six equal consecutive monthly installments in the event he is terminated by us within ninety (90) days following a change in control. In addition, under such circumstances he will be immediately vested in any options, warrants, retirement plan or agreements then in effect.

      For purposes of the employment agreement "change in control" means (1) on the date of the merger or consolidation of Biophan with another entity where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of the entity issuing cash or securities in the merger or consolidation;
(2) on the date Michael L. Weiner is terminated as CEO of the Company; or (3) on the date of the sale or other disposition of all or substantially all of the assets of Biophan.

      In the event of termination for cause, all unexercised warrants and options held by the applicable employee, whether or not vested, will be canceled and the employee will not be eligible for severance payments. In the event of voluntary termination, all vested warrants and options remain exercisable any time after the date of such termination.


Item 7.01.  Regulation FD Disclosure.

On December 19, 2005, we issued a press release announcing the appointment of Darryl L. Canfield as CFO upon the retirement of Robert J. Wood. The press release is filed herewith as Exhibit 99.1. The information in this report furnished pursuant to Item 7.01 shall not be deemed to be filed for purposes of
Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we specifically state that the information is to be considered filed under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Number   Exhibit
------   -------

99.1 Press Release dated December 19, 2005: Biophan Announces Appointment of Former Genencor Executive Darryl L. Canfield to Post of Chief Financial Officer; Current CFO Robert J. Wood to Move to Consulting Capacity in January



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  BIOPHAN TECHNOLOGIES, INC.
                                                  --------------------------
                                                         (Registrant)

         December 19, 2005                        /S/ Robert J. Wood

Date________________                              __________________________
                                                         (Signature)

                                                  Robert J. Wood
                                                  CFO, Treasurer, Secretary
                                                  (Principal Financial Officer)